Exhibit 99.11

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C. 20006

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2020 (September 4, 2020)

AMALGAMATED BANK

(Exact name of registrant as specified in its charter)

New York	13-4920330
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

275 Seventh Avenue, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2020, Amalgamated Bank (the “Bank”) entered into a Plan of Acquisition (the “Reorganization Plan”) with Amalgamated Financial Corp. (the “Holding Company”). The Holding Company is a newly formed Delaware public benefit corporation organized for the purpose of becoming the holding company of the Bank.

The Reorganization Plan was approved by the boards of directors of the Bank and the Holding Company. The reorganization involves only a change in the form of ownership of the Bank, and does not involve a sale of the Bank. Under the terms of the Reorganization Plan, at the effective time of the reorganization, each outstanding share of Bank common stock will be converted into and exchanged for one share of Holding Company common stock. As a result of the share exchange, the Bank will become a wholly-owned subsidiary of the Holding Company. Completion of the reorganization is subject to stockholder approval, regulatory approval and other conditions.

The Bank and the Holding Company may amend the Reorganization Plan at any time before the reorganization is effective, even if Bank stockholders have approved the Reorganization Plan. No amendment, however, may change the number of shares of Holding Company common stock that Bank stockholders will receive in the reorganization or waive any of the requirements for a bank holding company formation as set forth in the New York Banking Law. The reorganization may be terminated and abandoned by the Bank’s board of directors, at its sole discretion, at any time before the closing date, if (a) the number of shares of Bank common stock that vote against the reorganization, or properly dissent from the reorganization, will make consummation of the reorganization unwise in the opinion of the Bank’s board of directors, (b) any act, suit, proceeding or claim relating to the reorganization has been instituted or threatened before any court or administrative body, or (c) it determines that the reorganization is inadvisable.

The above description of the Reorganization Plan is qualified in its entirety by reference to the full text of the Reorganization Plan, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed reorganization between the Bank and the Holding Company. In connection with the proposed reorganization, the Holding Company will file a registration statement on Form S-4EF with the U.S. Securities and Exchange Commission (the “SEC”) containing a Prospectus for the Holding Company and a Proxy Statement to be used by the Bank to solicit the required approval of its stockholders. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE REORGANIZATION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the Proxy Statement/Prospectus may be obtained at the SEC’s Internet site (http://www.sec.gov). The Bank also files reports, proxy statements and other business and financial information with the Federal Deposit Insurance Corporation (the “FDIC”), which may be obtained at the FDIC’s Internet site (http://www.fdic.gov/efr/). You may also obtain documents filed by the Bank, free of charge, by accessing the Bank’s website at http://www.amalgamatedbank.com (which website is not incorporated herein by reference). Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to the Bank’s Investor Relations at Investor Relations, Amalgamated Bank, 275 7th Avenue, New York, New York 10001 by calling 1-800-895-4172 or by sending an e-mail to InvestorRelations@amalgamatedbank.com.

Participants in Solicitation

The Bank and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Bank’s stockholders in respect of the transaction described in the Proxy Statement/Prospectus. Information regarding the Bank’s directors and executive officers is contained in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2019, its Proxy Statement on Schedule 14A, dated March 19, 2020, and certain of its Current Reports on Form 8-K, which are filed with the FDIC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed reorganization. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Plan of Acquisition adopted and approved by Amalgamated Bank and Amalgamated Financial Corp. dated September 4, 2020.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED BANK

By:	/s/ Keith Mestrich
Name:	Keith Mestrich
Title:	President and Chief Executive Officer

Date: September 8, 2020

3

Exhibit 2.1

PLAN OF ACQUISITION

PLAN OF ACQUISITION (the “Reorganization Plan”), dated as of September 4, 2020, is adopted and approved by Amalgamated Bank (the “Bank”) and Amalgamated Financial Corp. (the “Holding Company”).

RECITALS:

The parties acknowledge the following to be true and correct:

1.

The Bank is a state bank duly organized under the laws of the State of New York and has its main office and place of business in New York City, New York. The Bank is authorized by its organization certificate to issue up to 70,000,000 shares of Class A common stock, par value $0.01 per share, 31,049,525 shares of which are issued and outstanding as of August 31, 2020 and up to 100,000 shares of Class B common stock, par value of $0.01, none of which are issued and outstanding. The Bank is also authorized by its organization certificate to issue up to 1,000,000 shares of preferred stock, par value of $0.01, none of which are issued and outstanding.

2.

The Holding Company is a public benefit corporation duly organized under the laws of Delaware and has its main office and place of business in New York City, New York. As of the Effective Time of the Share Exchange (as such terms are defined below), the Holding Company will have authorized and unissued 70,000,000 shares of common stock of a par value $0.01 per share and 1,000,000 shares of preferred stock of a par value of $0.01. Prior to the Effective Time of the Share Exchange, the Holding Company will have no shares of common or preferred stock outstanding.

3.

The Boards of Directors of the Bank and the Holding Company desire to establish a holding company structure pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company in accordance with Section 143-a of the New York Banking Law (“Section 143-a”).

4.

The Board of Directors of each of the Bank and the Holding Company has deemed advisable a share exchange transaction between the Bank and the Holding Company (the “Share Exchange”) in order to establish the holding company structure and has approved this Reorganization Plan and authorized its execution.

In consideration of the foregoing premises, the Bank and the Holding Company adopt and approve this Reorganization Plan and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

ARTICLE I: The Acquiring Corporation

The name of the acquiring corporation is Amalgamated Financial Corp. The entity whose shares will be acquired is Amalgamated Bank.

ARTICLE II: Terms and Conditions of the Exchange

1.

When the Share Exchange becomes effective, each issued and outstanding share of Class A common stock of the Bank shall be exchanged for one share of common stock of the Holding Company (the “Reorganization Consideration”). As a result of the Share Exchange, the Holding Company shall, in accordance with Section 143-a, become the owner for all purposes of all outstanding shares of the Bank’s Class A common stock, with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all other rights of a record and beneficial owner thereof, and the Bank will continue in existence as a wholly-owned subsidiary of the Holding Company. All shares of the Bank’s Class A common stock issued and outstanding immediately prior to the Effective Time shall continue as issued and outstanding shares immediately subsequent to the Effective Time, but the ownership of all such shares shall vest at the Effective Time in the Holding Company, in accordance with Section 143-a. The organization certificate, bylaws, corporate identity, charter, and officers and directors of the Bank will not be changed as a result of the Share Exchange. Consequently, as a result of the Share Exchange, each holder of one or more shares of the Bank’s Class A common stock shall, in accordance with Section 143-a, become the owner of one share of the Holding Company’s common stock for each share of the Bank’s Class A common stock then held by such stockholder, with full and exclusive power to vote the same, to receive all dividends thereon and to exercise all of the rights of a record owner thereof; provided however, that each dissenting stockholder shall only be entitled to receive cash as is more specifically provided in Section 8 of this Reorganization Plan.

2.

At the Effective Time, the Holding Company shall assume the stock options and all other employee benefit plans of the Bank. Each outstanding and unexercised stock option or other right to purchase, or security convertible into, securities in the Bank shall become a stock option, or right to purchase, or a security convertible into securities in the Holding Company on the basis of one share of Holding Company common stock for each share of Bank Class A common stock, issuable pursuant to any such stock option or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such Bank stock option, stock purchase right or other convertible security at the Effective Time. A number of shares of Holding Company common stock shall be reserved for issuance upon the exercise of stock options, stock purchase rights and convertible securities equal to the number of shares of Bank Class A common stock so reserved immediately prior to the Effective Time, or as otherwise deemed necessary to effect the purposes of the Share Exchange.

3.

At the Effective Time, all outstanding awards of restricted stock units, if any, will convert into awards of restricted stock units of Holding Company common stock on substantially the same terms, restrictions and conditions as set forth in the applicable grant or award agreement.

4.

Consummation of the Share Exchange is conditioned upon approval by the holders of two- thirds of the outstanding shares of the Bank as required by law, and upon the receipt of any required approvals from regulatory agencies, including the Superintendent of the New York State Department of Financial Services (the “Superintendent”).

5.

The Reorganization Plan shall be submitted to the stockholders of the Bank for approval at a meeting to be called and held in accordance with the applicable provisions of law and the organization certificate and bylaws of the Bank. The Bank and the Holding Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Share Exchange at the time provided herein.

6.

Upon satisfaction of the requirements of law and the conditions contained in this Reorganization Plan, the Share Exchange shall become effective upon the filing of this Reorganization Plan, together with such certificates and the original of the approval of the Superintendent, in the office of the Superintendent (the “Effective Time”).

7.	The Bank shall pay all reasonable and necessary expenses associated with the transaction proposed herein.

8.

Any stockholder of the Bank who is entitled to vote on this Reorganization Plan and does not vote in favor of the proposal in person or by proxy at the stockholder meeting called to approve the Reorganization Plan shall, subject to and by complying with Section 6022 of the New York Banking Law, have the right to receive payment of the fair value of such stockholder’s shares and the other rights and benefits provided by such section.

ARTICLE III: Manner and Basis of Exchanging Shares

At the Effective Time:

1.

Each share of Class A common stock of the Bank issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into the right to receive one share of common stock of the Holding Company.

2.

Each holder of Class A common stock of the Bank shall cease to be a stockholder of the Bank and the ownership of all shares of the issued and outstanding Class A common stock of the Bank shall thereupon automatically vest in the Holding Company as the acquiring corporation.

3.

As of the Effective Time, until surrendered for exchange in accordance with this Reorganization Plan, each physical certificate theretofore representing Class A common stock of the Bank will be deemed to evidence the right to receive Holding Company common stock. However, stockholders who do not surrender their physical Bank stock certificates will not be issued certificates representing the shares of Holding Company common stock they may be entitled to receive and will not be paid dividends or other distributions. Any such dividends or distributions which such stockholders would otherwise receive will be held, without interest, for their accounts until surrender of their physical Bank stock certificates. The Holding Company shall not be obligated to deliver certificates (or evidence of shares of Holding Company common stock in book-entry form) of shares of Holding Company common stock to any former Bank stockholder until such stockholder surrenders his, her, or its physical Bank stock certificates.

4.

From and after the Effective Time, any shares of Bank Class A common stock held for stockholders in book-entry form shall automatically be converted by the transfer agent of the Bank and the Holding Company to the same number of shares of Holding Company common stock.

5.	After the Effective Time, the Bank’s stockholders will be furnished instructions for surrendering their present physical stock certificates and for replacing any lost, stolen or destroyed.

ARTICLE IV: Termination

The Reorganization Plan may be terminated, in the sole discretion of the Bank’s Board of Directors, at any time before the Effective Time if:

(1) the number of shares of Class A common stock of the Bank voted against the Share Exchange, or in respect of which written notice is given purporting to dissent from the Share Exchange, shall make consummation of the Share Exchange unwise in the opinion of the Bank’s Board of Directors;

(2) any act, suit, proceeding or claim relating to the Share Exchange has been instituted or threatened before any court or administrative body; or

(3) the Bank’s Board of Directors subsequently determines that the Share Exchange is inadvisable.

Upon termination by written notice as provided in this Article IV, this Reorganization Plan shall be void and of no further effect, and there shall be no liability by reason of this Reorganization Plan or the termination thereof on the part of either the Bank, the Holding Company, or the directors, officers, employees, agents or stockholders of either of them.

ARTICLE V: Miscellaneous

1.

This Reorganization Plan may be amended by the Boards of Directors of the Bank and the Holding Company at any time prior to the Effective Time, notwithstanding approval of this Reorganization Plan by the stockholders of the Bank, provided that no such amendment shall (i) alter or change the amount or kind of Reorganization Consideration to be received in exchange for the Bank’s Class A common stock or (ii) waive any of the requirements for a bank holding company formation as set forth in the New York Banking Law.

2.

This Reorganization Plan contains the entire agreement of the Bank and the Holding Company with respect to the transactions contemplated hereby. This Reorganization Plan may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.	The terms and conditions of this Reorganization Plan shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.

Nothing in this Reorganization Plan, express or implied, other than the right to receive the Reorganization Consideration, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Reorganization Plan.

5.

The section headings contained in this Reorganization Plan are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Reorganization Plan.

6.	This Reorganization Plan shall be governed by and construed in accordance with the laws of the State of New York.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Reorganization Plan to be executed and attested in counterparts by their duly authorized officers and directors, and their corporate seals to be hereunto affixed as of the day and year first above written.

AMALGAMATED BANK

By:	/s/ Keith Mestrich
Keith Mestrich
President and Chief Executive Officer

AMALGAMATED FINANCIAL CORP.

By:	/s/ Keith Mestrich
Keith Mestrich
President and Chief Executive Officer